UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 11, 2015
Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania		17703-0967
(Address of principal executive offices)		(Zip Code)

(570) 322-1111 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03            Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2015, the Board of Directors of Penns Woods Bancorp, Inc. amended Section 204 of the Corporation’s bylaws, which relates to director eligibility and mandatory retirement. Section 204 of the revised Bylaws provides that directors are not eligible to continue to serve as such beyond the date of attaining age seventy-six (76), and any director attaining age seventy-six (76) must resign as a member of the board of directors. Prior to the amendment, Section 204 provided that directors were not eligible for re-election to the board of directors beyond the date of the annual meeting of shareholders of the Corporation immediately following attainment of age seventy-five (75). A copy of Section 204 of the Bylaws as amended is attached hereto as Exhibit 3(ii).

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits:

The following exhibit is filed herewith:

3(ii)      Section 204 of Bylaws of Penns Woods Bancorp, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: August 11, 2015

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Senior Vice President and Chief Financial Officer